Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-147793) and the Registration Statement on Form S-8 (No. 333-120141) of Cytomedix, Inc. of our report dated March 19, 2009 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

McLean, Virginia
March 19, 2008